UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2013

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03             Material Modification to Rights of Security Holders.

The information set forth under "Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year" is incorporated by reference into this Item 3.03.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On June 14, 2013, stockholders of The Management Network Group, Inc. (the "Company") approved the following amendments to the Company’s Employee Stock Purchase Plan (the "ESPP"):

•	an extension of the date after which no new awards may be granted under the ESPP from June 8, 2014 to June 14, 2023; and

•	an increase in the maximum number of shares of Common Stock that may be issued under the ESPP from 372,209 shares to 622,209 shares.

A copy of the ESPP, as amended, is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2013, the Company filed with the Delaware Secretary of State a certificate of amendment to Article IV of the Company’s Certificate of Incorporation to reduce the number of authorized shares of Preferred Stock from 10,000,000 to 2,000,000 shares. The amendment was approved by stockholders at the 2013 annual meeting of stockholders. The primary purpose of the proposed amendment is to reduce the annual franchise taxes that the Company is required to pay in the state of Delaware.

A copy of the amendment to the Certificate of Incorporation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07             Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on June 14, 2013. At the meeting, the Company's stockholders voted on six proposals and cast their votes as described below.  The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2013.

Proposal 1

At the meeting, the stockholders elected Robert J. Currey and Micky K. Woo to serve as Class I Directors and Donald E. Klumb and Peter H. Woodward to serve as Class II Directors, for a term of one year expiring at the 2014 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal.  The tabulation of votes with respect to the election of Messrs. Currey, Woo, Klumb and Woodward as directors was as follows:

Name	For	Withheld	Broker Non-Votes
Robert J. Currey	4,335,548	1,059,435	1,884,236
Micky K. Woo	3,239,916	2,155,067	1,884,236
Donald E. Klumb	4,330,420	1,064,563	1,884,236
Peter H. Woodward	4,337,548	1,057,435	1,884,236

Proposal 2

At the meeting, the stockholders approved on an advisory basis the compensation of the Company's named executive officers as set forth in the Company's proxy statement for the 2013 annual meeting of stockholders. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
4,117,938	1,274,507	2,538	1,884,236

Proposal 3

At the meeting, the stockholders approved on an advisory basis holding future advisory votes on executive compensation on an annual basis, which the Board of Directors subsequently adopted as described below. The tabulation of votes with respect to this proposal was as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
3,726,795	17,314	1,648,345	2,529	1,884,236

Proposal 4

At the meeting, the stockholders approved the amendment of Article IV of the Company's Certificate of Incorporation to reduce the number of authorized shares of Preferred Stock from 10,000,000 to 2,000,000 shares.  The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
4,621,875	770,573	2,535	1,884,236

Proposal 5

At the meeting, the stockholders approved the amendments to the Company's ESPP.  The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
4,527,589	864,839	2,555	1,884,236

Proposal 6

At the meeting, the stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2013.  The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
5,995,368	1,268,825	15,026	0

(d)  On June 14, 2013, following the annual meeting of stockholders, the Board of Directors of the Company adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next required stockholder advisory vote on the frequency of such votes.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation, as amended.
10.1	Employee Stock Purchase Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President, and Chief Financial Officer

Date: June 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, as amended.

10.1	Employee Stock Purchase Plan, as amended.